UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 29, 2024, 180 Life Sciences Corp. (the “Company”, “we” and “us”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Elray Resources, Inc. (“Elray”).

Pursuant to the Purchase Agreement, Elray agreed to sell us certain source code and intellectual property relating to an online blockchain casino (the “Purchased Assets”) in consideration for 1,000,000 shares of newly designated Series B Convertible Preferred Stock (the “Preferred Stock”, and the shares of common stock issuable upon conversion thereof, the “Conversion Shares”) and warrants to purchase 3,000,000 shares of common stock of the Company (the “Warrants” and the shares of common stock issuable upon exercise thereof, the “Warrant Shares”).

Pursuant to the Purchase Agreement, the Company and Elray made certain representations and provided certain warranties (which were required to be re-certified at closing) to each other relating to, among other things: (a) the organization of the parties; (b) the authority of the parties to enter into and affect the transactions contemplated by the Purchase Agreement; (c) required consents to complete the transaction; (d) no conflicts existing in connection with the Purchase Agreement; (e) lack of litigation; (f) no brokers; (g) title to the Purchased Assets (Elray); (h) intellectual property rights (Elray); (i) certain securities representations (Elray); (j) capitalization of the Company (the Company); (k) the listing of our common stock on Nasdaq; and (l) others.

The Purchase Agreement includes (i) customary covenants of each of the parties and confidentiality requirements; and (iv) customary indemnification requirements of the parties, subject to a $25,000 deductible.

The closing of the transactions contemplated by the Purchase Agreement were subject to certain customary conditions to closing, including the filing of the designation of the Preferred Stock with the Secretary of State of Delaware, and the receipt by the Company of an opinion of Hempstead & Co., LLC to the effect that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and such other factors deemed relevant by Hempstead & Co., LLC, as set forth in such opinion, the purchase price to be paid by the Company was fair, from a financial point of view, to the Company, which opinion was received verbally on September 29, 2024, which conditions to closing were either satisfied or waived by the parties on September 30, 2024.

The acquisition contemplated by the Purchase Agreement closed on September 30, 2024 (the “Closing” and such date, the “Closing Date”).

Following the Closing, Elray agreed to provide support and assistance to the Company in connection with the building and launching of a fully operational casino operation utilizing the Purchased Assets, at no cost to the Company for a period of six months following the Closing, provided that such assistance shall not exceed 40 hours per week without the prior written approval of the Seller (the “Post-Closing Assistance”). The Post-Closing Assistance will also require Elray to assist the Company with obtaining payment gateways and licensing where required, acknowledging that the Company will require a front end (the “Front-End Development”). Following the Closing, at the request of the Company, Elray and the Company shall negotiate in good faith to come to agreement on an arrangement whereby Elray will, for an additional cost agreed to by Elray, help the Company complete the Front-End Development, or at the request of the Company, Elray shall introduce the Company to a vendor that would sell such a front end for one or more casinos that will operate on the Purchased Assets at a cost to be agreed between such vendor and the Company, in the Company’s sole discretion. The Company has sole discretion to determine which, if any, vendor it retains for the Front End Development.

The Purchase Agreement also restricts Elray, in perpetuity, from copying, selling, assigning, hypothecating, or otherwise transferring the Purchased Assets to any other party, without the prior written consent of the Company, and provides for the Company to be the sole owner of the Purchased Assets, except that Elray shall be authorized to retain and use the Purchased Assets for its own benefit and utilize such assets to provide SAAS solutions and hosted casino solutions to third party companies.

Pursuant to the Purchase Agreement, we agreed to file a proxy statement with the SEC (the “Proxy Statement”) to seek stockholder approval for the issuance of the Conversion Shares and Warrant Shares, under applicable rules of the Nasdaq Capital Market, as soon as reasonably practicable. We also agreed to use our reasonable best efforts to: (i) cause the Proxy Statement to be mailed to our stockholders as promptly as practicable following sign off from the Securities and Exchange Commission (the “SEC”) on such Proxy Statement, or no later than the 20th day after such preliminary Proxy Statement is filed with the SEC, in the event the SEC does not notify the Company of its intent to review such Proxy Statement, and (ii) ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”) and Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are also required to hold a shareholders meeting to seek shareholder approval for the issuance of the Conversion Shares and Warrant Shares promptly after the SEC has confirmed that it has no comments on such Proxy Statement (the “Stockholder Approval”, and the date of such Stockholder Approval, the “Stockholder Approval Date”).

The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will only survive consummation of the purchase as specifically set forth therein and (ii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any factual information regarding the Company, their respective affiliates or their respective businesses. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and the Purchased Assets, that will be contained in, or incorporated by reference into, the Proxy Statement the Company plans to file subsequent to the date hereof as discussed above, as well as in the Form 10-K, Form 10-Q and other filings that the Company makes hereafter with the SEC.

Series B Convertible Preferred Stock

The rights and preferences of the Series B Convertible Preferred Stock are discussed in greater detail below under Item 5.03 and incorporated into this Item 1.01 by reference.

Common Stock Purchase Warrants

In connection with the Closing, on September 30, 2024, we granted warrants to purchase 3,000,000 shares of common stock to Elray pursuant to a Common Stock Purchase Warrant (the “Warrant Agreement”). The Warrants have an exercise price of $1.68 per share, the closing stock price of the Company’s common stock on the last trading day prior to the parties’ entry into the Purchase Agreement, and a term of seven years (through September 30, 2031). The Warrants also provide for cashless exercise rights. No shares of common stock may be issued upon exercise of the Warrants until or unless the Company has received Stockholder Approval.

* * * * *

The foregoing description of the Purchase Agreement and Warrant Agreement, is not complete and is subject to, and qualified in its entirety by reference to the Purchase Agreement and Warrant Agreement, filed herewith as Exhibits 2.1 and 4.1, respectively, which are incorporated in this Item 1.01 by reference in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Purchased Assets were acquired on September 30, 2024, upon the Closing, as discussed in greater detail in Item 1.01, which information and disclosures are incorporated by reference into this Item 2.01 in their entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 and Item 5.03 relating to the Series B Convertible Preferred Stock and Warrants are incorporated by reference into this Item 3.02 in their entirety.

The offer and sale of the 1,000,000 shares of Series B Convertible Preferred Stock and the Warrants, issued in connection with the Closing, and the Conversion Shares and Warrant Shares, were, and are, intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing offer, sales and issuances were/will not involve a public offering, the recipient has confirmed that it is an “accredited investor”, and the recipient will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

If converted in full, the maximum number of shares of common stock issuable upon conversion of the 1,000 shares of Series B Convertible Preferred Stock is 10,000,000 shares of common stock; provided that the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock is fixed at 40% of the Company’s outstanding shares of common stock (after issuance thereof) upon the date of Stockholder Approval, as discussed below under Item 5.03.

If exercised in full, the maximum number of shares of common stock issuable upon exercise of the Warrants is 3,000,000 shares of common stock.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures set forth in Item 5.03 of this Current Report on Form 8-K are incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Convertible Preferred Stock

On September 30, 2024, in contemplation of the closing of the transactions contemplated by the Purchase Agreement, and pursuant to the power provided to the Company by the Certificate of Incorporation of the Company, as amended, the Company’s Board of Directors approved the adoption of, and filing of, a Certificate of Designations of 180 Life Sciences Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock (the “Series B Designation”), which was filed with, and became effective with, the Secretary of State of Delaware on the same date. The Series B Designation designated 1,000,000 shares of Series B Convertible Preferred Stock which were issued to Elray on the Closing Date.

The below is a summary of the rights and preferences of the Series B Convertible Preferred Stock:

Voting Rights. Until such time, if ever, as Stockholder Approval is received, the Series B Convertible Preferred Stock only has rights to vote on amendments to the Series B Designation (which are subject to the approval of a simple majority of the holders of Series B Convertible Preferred Stock), and the Protective Provisions, discussed below.

The Series B Preferred Stock require the consent of the holders of at least a majority of the issued and outstanding shares of Series B Convertible Preferred Stock to (a) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Convertible Preferred Stock of the Company; (b) adopt or authorize any new designation of any Preferred Stock or amend the Certificate of Incorporation of the Company in a manner which (i) provides any holder of common stock or preferred stock any rights upon a liquidation of the Company which are prior and superior to those of the holders of the Series B Convertible Preferred Stock; or (ii) adversely affect the rights, preferences and privileges of the Series B Convertible Preferred Stock; (c) effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series B Convertible Preferred Stock; (d) alter or change the rights, preferences or privileges of the shares of Series B Convertible Preferred Stock so as to affect adversely the shares of such series; and (e) issue any shares of Series A Preferred Stock or Series B Convertible Preferred Stock, other than the Preferred Stock issued at the Closing (collectively, the “Protective Provisions”).

After Stockholder Approval, in addition to the above voting rights, each holder of outstanding shares of Series B Convertible Preferred Stock shall be entitled to cast the number of votes in connection with the Series B Convertible Preferred Stock shares held by such holder equal to the number of whole shares of common stock into which the shares of Series B Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted to common stock basis (after aggregating all fractional shares into which shares of Series B Convertible Preferred Stock held by each holder could be converted) shall be rounded down to the nearest whole share. Except as provided by law or by the other provisions of the Certificate of Incorporation or the Series B Designation, holders of Series B Convertible Preferred Stock shall vote together with the holders of common stock as a single class and there shall be no series voting.

Dividend Rights. None, except that if the Company declares a dividend or makes a distribution of cash (or any other distribution treated as a dividend under Section 301 of the Internal Revenue Code) on its common stock, each holder of Shares of Series B Convertible Preferred Stock is entitled to participate in such dividend or distribution in an amount equal to the largest number of whole shares of common stock into which all shares of Series B Convertible Preferred Stock held of record by such holder are convertible as of the record date for such dividend or distribution or, if there is no specified record date, as of the date of such dividend or distribution. Notwithstanding the foregoing, holders shall have no right of participation in connection with dividends or distributions made to the common stock stockholders consisting solely of shares of common stock.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (each a “Liquidation Event”), the holders of Series B Convertible Preferred Stock are entitled to receive prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock or securities junior to the Series B Convertible Preferred Stock (other than the common stock) by reason of their ownership of such stock, but after any required distribution to any holders of Series B Convertible Preferred Stock, an amount in cash per share of Series B Convertible Preferred Stock for each share of Series B Convertible Preferred Stock held by them equal to the greater of (x) one times the Stated Value; and (y) the total amount of consideration that would have been payable on such share upon a Liquidation Event, had such share of Series B Convertible Preferred Stock been converted into common stock, immediately prior to such Liquidation Event (as applicable, the “Liquidation Preference”). The “Stated Value” is $17.30 per share of Series B Convertible Preferred Stock, for a total aggregate Liquidation Preference of $17,300,000.

Conversion Rights. None prior to Stockholder Approval. After Stockholder Approval, at the option of the holder(s) thereof, each share of Series B Convertible Preferred Stock is convertible into a number of shares of common stock of the Company as equals the Conversion Rate. The “Conversion Rate” shall initially be 0.685 (or 685,000 shares in aggregate, which would represent 40% of the Company’s then outstanding shares of common stock), as equitably adjusted, as applicable for stock splits and recapitalizations; provided that if at any time after the original issuance date of the Series B Convertible Preferred Stock and prior to the Stockholder Approval Date, the Company shall actually issue any additional shares of common stock of the Company (each a “Dilutive Issuance”), the Conversion Rate shall be increased to a value equal to (x)(i) the total outstanding shares of common stock (“Total Outstanding Shares”) on the date immediately following such Dilutive Issuance, divided by (ii) 60%, minus (iii) the Total Outstanding Shares on the date immediately following such Dilutive Issuance, divided by (y) 1,000,000, rounded to the thousands place, as equitably adjusted, as applicable for stock splits and recapitalizations (each a “Dilutive Adjustment”); provided that in no event will the Conversion Rate be greater than ten. The effect of any change in the Conversion Rate shall not be retroactive and shall only apply for conversions of Series B Convertible Preferred Stock following the date of any Dilutive Adjustment. The Conversion Rate is designed to result in the holders of the Series B Convertible Preferred Stock receiving 40% of the then outstanding shares of common stock upon conversion of the Series B Convertible Preferred Stock, subject to a maximum of 10 million shares of common stock, and further subject to such conversion ratio being fixed upon Stockholder Approval.

Redemption Rights. None.

* * * *

The description of the Series B Designation above is not complete and is qualified in its entirety by the full text of the Series B Designation, filed herewith as Exhibit 3.1, and incorporated into this Item 5.03 by reference in its entirety.

Item 8.01. Other Events.

Press Release

On October 3, 2024, the Company published a press release announcing the closing of the Purchase Agreement. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Nasdaq Equity Rule Compliance Extension

As previously disclosed, on November 15, 2023, the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b) (the “Equity Rule”) and Nasdaq subsequently provided the Company an extension until May 13, 2024, to regain compliance with the Equity Rule.

Also as previously disclosed, the Company was unable to regain compliance with the Equity Rule prior to May 13, 2024 and as a result, on May 14, 2024, the Company received a delist determination letter from the Staff advising the Company that the Staff had determined to suspend the trading of the Company’s common stock and public warrants at the opening of business on May 23, 2024 and to file a Form 25-NSE with the SEC, which would remove the Company’s common stock and public warrants from listing and registration on The Nasdaq Stock Market, unless the Company timely requested an appeal of the Staff’s determination.

On May 17, 2024, the Company requested an appeal of the Staff’s delisting determination, and on May 20, 2024, the Staff advised the Company that the delisting action referenced in the Staff’s determination letter has been stayed, pending a final written decision by the Nasdaq Hearings Panel (“Panel”).

A Panel hearing was subsequently held and the Panel determined to grant the Company’s request to continue its listing on Nasdaq, subject to the Company meeting certain conditions, including filing on or before July 31, 2024, a public disclosure describing the transactions undertaken by the Company to achieve compliance with Nasdaq’s continued listing rules and demonstrate long-term compliance with the Equity Rule and providing an indication of its equity following those transactions. Subsequent to the Panel’s initial determination, the Company requested, and was granted an extension until September 30, 2024, and more recently, on September 30, 2024, the Company was granted a further extension until October 15, 2024, to regain compliance with the Equity Rule.

The extension by the Panel is subject to the following: (1) on or before October 15, 2024, the Company must file a public disclosure describing the transactions undertaken by the Company to achieve compliance and demonstrate long-term compliance with the Equity Rule and providing an indication of its equity following those transactions. The Company can do so by including in the public filing a balance sheet not older than 60 days with pro forma adjustments for any significant transactions or events occurring on or before the report date. Alternatively, the Company can provide an affirmative statement in its public filing that, as of the date of the report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the specific transaction or event described. In this later case, the Company must also provide the Panel and Nasdaq with a balance sheet not older than 60 days with pro forma adjustments for all significant transactions or events occurring on or before the report date, including adjustments for anticipated losses, if any, incurred through the date of the balance sheet; and (2) in addition, on or before October 15, 2024, the Company must provide the Panel with income projections for the next 12 months, with all underlying assumptions clearly stated.

If the Company’s common stock and public warrants are delisted, it could be more difficult to buy or sell the Company’s common stock and public warrants or to obtain accurate quotations, and the price of the Company’s common stock and public warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

Nasdaq Equity Rule Compliance

As a result of the acquisition of the Purchased Assets, issuance of the 1,000,000 shares of Series B Convertible Preferred Stock and Warrants as described in Items 1.01, 2.01 and 5.03 hereof, as of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the Equity Rule. The Company has previously provided the Panel and Nasdaq with a balance sheet not older than 60 days with pro forma adjustments for all significant transactions or events occurring on or before the report date, including adjustments for anticipated losses, if any, incurred through the date of the balance sheet taking into account the acquisition of the Purchased Assets; and (2) has also provided the Panel and Nasdaq with income projections for the next 12 months, with all underlying assumptions clearly stated. Such materials are subject to review by the Panel, which may, in its discretion, request additional information before determining whether or not the Company has complied with the terms of the exception and/or regained compliance with the Equity Rule.

Notwithstanding the above, there is no assurance that Nasdaq will agree that we have regained compliance with the Equity Rule or that we will not continue to be subject to delisting.

If the Company’s common stock and public warrants are delisted, it could be more difficult to buy or sell the Company’s common stock and public warrants or to obtain accurate quotations, and the price of the Company’s common stock and public warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

We also note that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*#£	Asset Purchase Agreement dated September 29, 2024, by and among Elray Resources, Inc., as seller and 180 Life Sciences Corp., as purchaser
3.1*	Certificate of Designations of 180 Life Sciences Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock
4.1*	Common Stock Purchase Warrant to purchase 3,000,000 shares of common stock dated September 30, 2024, granted by 180 Life Sciences Corp. to Elray Resources, Inc.
99.1*	Press Release dated October 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

#	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that 180 Life Sciences Corp., Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£	Certain personal information which would constitute an unwarranted invasion of personal privacy has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

Forward- Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our Annual Reports on Form 10-K and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2024

180 LIFE SCIENCES CORP.

By:	/s/ Blair Jordan
	Name:	Blair Jordan
	Title:	Interim Chief Executive Officer